UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 2, 2004

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA (State or other jurisdiction incorporation)	000-16741 (Commission File Number)	94-1667468 (I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such Securities Act filing.

     On November 2, 2004, Comstock Resources, Inc. (“Comstock” or the “Company”) reported that it produced 9.4 billion cubic feet (“Bcf”) of natural gas and 554,000 thousand barrels of oil or 12.7 Bcf of natural gas equivalent in the third quarter of 2004. Third quarter daily production averaged 138.1 million cubic feet of natural gas equivalent per day. Comstock’s third quarter production includes Bois d’Arc Energy, LLC’s (“Bois d’Arc”) production of 3.1 Bcf of natural gas and 447,000 barrels of oil or 5.8 Bcf of natural gas equivalent. Comstock owns 59.9% of Bois d’Arc and, began consolidating Bois d’Arc’s financial results into its financial statements in July 2004.

     Bois d’Arc’s production level in the third quarter was impacted by Hurricane Ivan which caused Bois d’Arc to shut in substantially all of its oil and natural gas production for part of September. Bois d’Arc also had approximately 10.0 million cubic feet of natural gas equivalent per day of its production shut in during October waiting on repairs to a pipeline which was put back in service at the end of October.

     Comstock’s consolidated third quarter financial results will include a $1.6 million charge for organizational costs incurred in connection with the formation of Bois d’Arc.

     Comstock also reported that its third quarter financial results will include exploration expense of $9.4 million which primarily relates to dry holes drilled in the third quarter. Bois d’Arc accounted for $6.7 million of the third quarter exploration costs. Of the seven offshore wells drilled by Bois d’Arc in the third quarter, three were unsuccessful exploratory test wells. The unsuccessful wells include a well drilled at Ship Shoal Block 121 to a depth of 4,159 feet to test the “Warmouth” Prospect, a well drilled at Ship Shoal Block 110 to a depth of 10,844 feet to test the “Newport” Prospect and a deep field extension test at South Pelto Block 25 which was drilled to a depth of 17,204 feet which failed to encounter hydrocarbons in commercial quantities. Comstock also had $2.7 million in exploration expense related to its South Texas exploration program in the third quarter. The dry holes include a 10,100 foot well drilled to test a prospect in Kenedy County on the Armstrong Ranch, a well drilled to a depth of 11,500 to test a prospect in the SE Limes Field in Live Oak County and a well drilled in Brazoria County to a depth of 17,000 feet to test the “Brazos Bend” Prospect.

Item 9.01. Financial Statements and Exhibits

     (c)     Exhibits

99.1  Press Release dated November 2, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.
Dated: November 4, 2004	By:	/s/ M. Jay Allison
M. Jay Allison
President and Chief Executive Officer

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EXHIBIT INDEX

Item Number	Description

99.1	Press Release dated November 2, 2004.

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